UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

November 17, 2015

FBEC WORLDWIDE, INC.

(Exact Name of Registrant as Specified in its Charter)

Wyoming	000-52297	47-3855542
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 Central Ave., Cheyenne, WY 82001

(Address of principal executive offices)

___N/A___

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Termination of a Material Definitive Agreement.

On November 17, 2015, FBEC Worldwide, Inc., (“FBEC”) entered into an addendum to the $20,000 face amount original issue discount convertible promissory note, dated May 14, 2015 (the “Note”), whereby the Note was terminated and the balance due thereunder was retired. In exchange for the retirement of the Note, FBEC agreed to assign an interest rate of seven percent (7%) to the $45,000 face amount original issue discount convertible promissory note, dated September 14, 2015, and increase any late fee penalty interest rate by seven percent (7%).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Addendums To $20,000 Face Amount Original Issue Discount Convertible Promissory Note, Dated May 14, 2015 And $45,000 Face Amount Original Issue Discount Convertible Promissory Note, Dated September 14, 2015, by and between Beaufort Capital Partners LLC and FBEC Worldwide, Inc.

99.1	Press release, dated November 23, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 23, 2015

FBEC Worldwide, Inc.

By:	/S/ Jason Spatafora
Jason Spatafora Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Addendums To $20,000 Face Amount Original Issue Discount Convertible Promissory Note, Dated May 14, 2015 And $45,000 Face Amount Original Issue Discount Convertible Promissory Note, Dated September 14, 2015, by and between Beaufort Capital Partners LLC and FBEC Worldwide, Inc.

99.1	Press release, dated November 23, 2015

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